Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2010 with respect to the consolidated financial statements of’ Thermon Holdings, LLC, which appears in the Registration Statement on Form S-l (File No. 333-172007) of Thermon Group Holdings, Inc.

/s/ Shanghai JiaLiang CPAs

Shanghai JiaLiang CPAs

Shanghai, People’s Republic of China

May 6, 2011